Exhibit 10.3

CASTLE CREEK BIOSCIENCES, INC.

STOCK OPTION AGREEMENT

Castle Creek Biosciences, Inc., a Delaware corporation (the “Company”), is pleased to advise you, the “Participant” whose signature appears on the signature page hereto, that the Company has granted to you a stock option (an “Option”), as provided below, under the Company’s Amended and Restated Management Incentive Plan (as amended from time to time, the “Plan”), a copy of which is attached hereto and incorporated herein by reference. The Option has been granted, and the shares of Common Stock issuable upon exercise will be issued, pursuant to a “compensatory benefit plan” within the meaning of such term under Rule 701 of the Exchange Act.

Participant Name:

Address:	On file with the Company

You have been granted an Option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

Date of Grant:

Commencement Date:

Exercise Price per Share:	$

Total Number of Shares subject to Option:

Total Exercise Price:	$

Type of Option:		Incentive Stock Option

	X	Nonstatutory Stock Option

Expiration Date:

1. Definitions. Capitalized terms used but not defined in this Stock Option Agreement (this “Agreement”) shall have the meanings set forth in the Plan.

2. Option.

(a) Grant. This Option entitles you to purchase up to the number of shares of Common Stock set forth on the first page of this Agreement at an exercise price per share (the “Exercise Price”) as set forth on the first page of this Agreement. Your Option shall expire at the close of business on the expiration date set forth on the first page of this Agreement (the “Expiration Date”), subject to earlier expiration as provided in Section 3 below. Your Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) Payment of Option Price. Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of shares of Common Stock to be acquired, unless otherwise determined by the Committee. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at your election: (A) cash or check; (B) at the discretion of the Committee on a case by case basis, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which this Option is being exercised; or (C) at the discretion of the Committee on a case by case basis, by a cashless exercise or promissory note program approved by the Committee.

3. Vesting; Expiration; Exercisability.

(a) Vesting. Your Option may be exercised only to the extent it has become vested. Subject to your continued employment or engagement by the Company or another member of the Company Group (as defined on Exhibit B attached hereto) on each applicable vesting date, and except as may otherwise be provided herein or in the Plan, twenty percent (20%) of the Option shall become vested on the first anniversary of the Commencement Date (the “First Vesting Date”), and the remaining eighty percent (80%) shall become vested ratably on each of the subsequent four anniversaries following the First Vesting Date. The Option shall not vest at any time after the termination of your employment or engagement with the Company.

(b) Change in Control. Notwithstanding anything to the contrary herein, upon the occurrence of a Change in Control, and irrespective of whether outstanding Options are being assumed, substituted, exchanged or terminated in connection with the transaction, the vesting of your Option shall accelerate such that all unvested Options shall become exercisable and vested to the extent not then otherwise vested. The portion of your Option that has not yet become vested shall become vested as provided herein due to a Change in Control if and only if, as of the date of the consummation of such Change in Control, you remain employed or engaged by the Company or another member of the Company Group from the Commencement Date through and including such Change in Control. In any event, any portion of your Option which has not been exercised prior to or in connection with the Change in Control shall expire and be forfeited for no consideration, unless otherwise determined by the Committee.

(c) Expiration of Option. In no event shall any part of your Option be exercisable after the Expiration Date.

(d) Early Expiration upon Termination of Employment. Any portion of your Option that was not vested and exercisable as of the date on which your employment or service with the Company or another member of the Company Group terminates shall expire and be forfeited on such date. Any portion of your Option that was vested and exercisable as of such termination date shall also expire and be forfeited as of such termination date, provided, however, (i) if such termination was by reason of Participant’s death or Disability (as defined in the Plan), then the portion of your Option that was vested and exercisable as of such termination date shall remain exercisable until the earlier of (w) one hundred twenty (120) days following the effective date of such termination and (x) the expiry of the Option on the Expiration Date; and (ii) if such termination was by the Company without Cause (as defined in the Plan), and the Participant has executed and delivered to the Company a general release of claims against the Company and the Company Group, in form and substance acceptable to the Committee, and such release has become irrevocable, then the portion of your Option that was vested and exercisable as of such termination date shall remain exercisable until the earlier of (y) sixty (60) days following the effective date of such termination and (z) the expiry of the Option on the Expiration Date;

(e) Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is exercisable, at any time and from time to time prior to its expiration, by delivering to the Company’s Corporate Secretary an Exercise Notice in the form attached to this Option, and a duly executed joinder, in form and content acceptable to the Company, to all or portions of any stockholders, financing, or other agreement as determined by the Committee, together with payment of the Option Price in accordance with the provisions of Section 2(b) above. As a condition to any exercise of your Option, you shall make all customary investment representations which the Company requires. The Company is not obligated, and will have no liability for failure, to issue or deliver any shares of Common Stock upon exercise of this Option unless such issuance or delivery would comply with applicable laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of your Option, and as further set forth in Section 7 of this Agreement, you agree to make adequate provision, acceptable to the Company, for federal, state, local and non-U.S. income an employment tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of shares of Common Stock acquired upon exercise of this Option, whether by withholding, direct payment to the Company, or otherwise. Further, if you (or any other person) is exercising this Option in connection with or following the termination of your employment or engagement with the Company or another member of the Company Group, as a condition to exercise of your Option and the issuance of shares of Common Stock hereunder, you shall execute and deliver to the Company a general release of claims with respect to the termination of your employment or engagement with the Company or another member of the Company Group in form and substance provided to you by the Company at that time.

4. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Option and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Option, you acknowledge your receipt of this Option and the Plan and agree to be bound by all of the terms of this Option and the Plan.

5. Rights of Participants. Nothing in this Option shall interfere with or limit in any way the right of the Company or any member of the Company Group to terminate your employment or engagement at any time (with or without Cause), nor confer upon you any right to continue to be employed or engaged by the Company or another member of the Company Group for any period of time or to continue your present (or any other) rate of compensation or benefits. In the event of any termination of your employment or engagement with the Company or another member of the Company Group (including any termination of your employment or engagement by the Company or another member of the Company Group without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein or in the Plan. Nothing in this Option shall confer upon you any right to be selected again as a participant under the Plan, and nothing in the Plan or this Option shall provide for any adjustment to the number of shares of

Common Stock subject to your Option upon the occurrence of subsequent events, except as provided in Section 7 or the Plan. Also, to the extent applicable, the Exercise Price has been set in good faith compliance with the applicable guidance issued by the IRS under Section 409A of the Internal Revenue Code of 1986, as amended. However, there is no guarantee that the IRS will agree with the valuation, and by signing below, you agree and acknowledge that the Company shall not be held liable for any applicable costs, taxes or penalties associated with this Option if, in fact, the IRS were to determine that this Option constitutes deferred compensation under Section 409A of the Code. You should consult with your own tax advisor concerning the tax consequences of such a determination by the IRS.

6. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to deduct and withhold from you, from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding), the amount of any withholding or other tax due in connection with the issuance, vesting, ownership, modification, adjustment, disposition, exercise or otherwise with respect to your Option or the securities issuable under your Option, and the Company may defer the issuance of shares of Common Stock under your Option unless you make arrangements satisfactory to the Company for your payment of such amounts or indemnification of the Company with respect to such matters. In the event that the Company does not make such deductions or withholdings, you shall indemnify the Company for and remain responsible for any amounts paid or payable by the Company with respect to any such taxes, together with any interest, penalties and additions to tax and any related expenses thereto.

7. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Committee shall make such adjustments in the number and type of securities authorized by the Plan, the number and type of securities covered by your Option and the Exercise Price specified herein as the Committee may determine to be appropriate and equitable.

8. Miscellaneous.

(a) Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company. This Agreement may also be amended as provided under the Plan, but no such amendment shall adversely effect your rights under this Agreement without your written consent, unless otherwise permitted by the Plan.

(b) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

(c) Severability. Whenever possible, each provision of this Agreement (including, Exhibit A and Exhibit B attached hereto) shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d) Counterparts and Delivery by Facsimile or Email. This Agreement and any agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement, and, to the extent signed and delivered by means of a facsimile machine or email (including by an attachment thereto (e.g., PDF)), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email (including by an attachment thereto (e.g., PDF)) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by email as a defense to the formation of a contract and each such party forever waives any such defense.

(e) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(f) Construction; Determinations. This Agreement is granted pursuant to the Plan and is, in all respects, limited by and subject to the express provisions of the Plan, as amended from time to time. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final, conclusive and binding upon you and all other Persons. The descriptive headings of the sections of this Agreement are for convenience only and do not constitute a part of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter for Ms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to sections shall be construed to refer to sections of this Agreement unless otherwise noted.

(g) Governing Law. Any issues, disputes or claims arising out of or in connection with this Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h) Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Chief Executive Officer, and, if to you, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to you may be made by electronic means, including by electronic mail to your Company-maintained electronic mailbox, and you hereby consent to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, you shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

(i) Waiver of Section 220 of the DGCL. You acknowledge and understand that, but for the waiver made herein, you would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of yours as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Exchange Act, you hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

(j) Restrictive Covenants. As a condition to this Agreement and to eligibility, receipt or retention of the payments, rights and benefits in respect of the Options awarded hereunder, you agree to those additional terms set forth on Exhibit B, which are hereby incorporated by reference and which shall survive termination of your service or employment with the Company or any Affiliates

(k) WAIVER OF JURY TRIAL; JURISDICTION. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE PARTIES AGREE THAT ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS LOCATED IN COOK COUNTY, ILLINOIS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(l) Entire Agreement. This Agreement and the Plan constitute the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

*    *    *    *    *

Please execute the extra copy of this Agreement in the space below and return it to the Company’s at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

CASTLE CREEK BIOSCIENCES, INC.

By:

Its:	General Counsel

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of:	PARTICIPANT

Name:

Exhibit A

OPTION EXERCISE NOTICE

The undersigned is the holder of an option (the “Option”) to acquire ________ shares of Common Stock in Castle Creek Biosciences, Inc. (the “Company”) granted pursuant to that certain Stock Option Agreement, dated as of _____________ (the “Stock Option Agreement”). Capitalized terms used and not otherwise defined in this option exercise notice shall have the meaning given to such terms in the Plan. Subject to the further conditions of Section 3 of the Stock Option Agreement, the undersigned hereby exercises the Option with respect to                  shares of Common Stock for an aggregate exercise price of $                , payable in accordance Section 2(b) of the Stock Option Agreement.

In connection with the foregoing exercise of the Option, the undersigned represents and acknowledges to the Company as follows:

1)	He or she has received a copy of the Plan and has read and understands the Plan.

2)	He or she has executed a joinder to all stockholders, financing, and related agreements provided by the Company.

3)

The shares of Common Stock are subject to transfer restrictions set forth in one or more stockholders’ agreements and are subject to repurchase pursuant to the terms of the Stock Option Agreement and/or Plan.

4)

The shares of Common Stock have not been registered under the Exchange Act and are offered pursuant to an exemption thereunder and that such shares of Common Stock have not been approved or disapproved by the Securities and Exchange Commission or by any other Federal or state agency.

5)

The shares of Common Stock acquired upon exercise of the Option are being acquired for investment purposes, and not on behalf or for the benefit of any other person, trust, estate or business organization, and the undersigned has no intention of distributing any shares of Common Stock to others in violation of the Exchange Act.

6)

There are no existing circumstances which will compel the undersigned to obtain money by the sale of any shares of Common Stock, and the undersigned has no reason to anticipate any change in such undersigned’s circumstances, financial or otherwise, or to anticipate any occasion or event, which would cause the undersigned to assign, transfer, sell or distribute, or necessitate or require the undersigned to assign, transfer, sell or distribute, any shares of Common Stock. The undersigned understands that the shares of Common Stock are illiquid and that the undersigned may be required to hold the shares of Common Stock indefinitely.

7)	The shares of Common Stock may also be subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws.

8)	The undersigned is a resident of the State of .

9)	The undersigned is responsible for the tax consequences relating to the exercise of the Option.

Executed this ____ day of ______________.
Name: ______________

EXHIBIT B

ADDITIONAL TERMS

(a) Acknowledgements. Capitalized terms used in this Exhibit B and not elsewhere defined in the Stock Option Agreement to which this Exhibit B is attached (the “Agreement”) shall have the meanings set forth in paragraph (j) of this Exhibit B. This Exhibit B is intended to apply in addition to and not in lieu of any similar covenant or term in the Participant’s employment or services agreement, offer letter or similar document or other arrangement with the Company or any of its direct or indirect Affiliates or subsidiaries (the Company and its direct or indirect Affiliates and subsidiaries are collectively referred to herein, the “Company Group”), and by signing the Agreement the Participant acknowledges and agrees to same. The Participant acknowledges that the Participant has been advised by the Company that the restrictions and covenants contained in this Exhibit B, and the Participant’s agreement to such restrictions and covenants, constitute a material inducement to the Company to execute the Agreement, to provide the Participant with the Option pursuant to the Agreement to which this Exhibit is attached and to issue the Common Stock issuable upon the exercise thereof. The Participant acknowledges that participation in the Plan and eligibility for the Option and the Common Stock issuable upon the exercise thereof constitute sufficient consideration for the promises and agreements made by the Participant hereunder, which shall survive the termination of the Participant’s employment or service with the Company Group. The Participant acknowledges that: (i) as a result of the Participant’s employment or service with the Company Group, the Participant has obtained and will continue to obtain Confidential Information (as defined below); (ii) the Confidential Information, and each element or aspect thereof, has been developed and created by the Company Group at substantial time and expense; (iii) the Confidential Information constitutes valuable proprietary assets of the Company Group, the Company Group’s reservation of rights and control of Confidential Information is of significant competitive importance and commercial value to the Company Group, and the Company Group will suffer substantial damage and irreparable harm which will be difficult to compute if, during the period of employment or service or thereafter, the Participant discloses or improperly uses any such Confidential Information in violation of the provisions of this Exhibit B; (iv) the nature of the Company Group’s business is such that it is highly competitive and could be conducted anywhere in the world and is not limited to any particular geographic scope or region(s); (v) the Company Group will suffer substantial damage and irreparable harm which will be difficult to compute if, during the period of employment or service or thereafter, the Participant should solicit or interfere with any individual employed by or providing services to any of the Company Group or their investment opportunities, acquisition targets, financing sources, suppliers or customers in violation of this Exhibit B; (vi) the provisions of this Exhibit B are reasonable and necessary for the protection of the legitimate business interests of the Company Group; (vii) the provisions of this Exhibit B will not preclude the Participant from other gainful employment or service following the termination of his or her services to the Company Group; (viii) the Confidential Information constitutes a protectable business interest of the Company Group; (ix) that Confidential Information is vital, sensitive, confidential and proprietary to the Company Group; and (x) a breach by the Participant of this Exhibit B would result in losses to the Company Group for which remedies at law are inadequate, and would result in the expenditure of additional financial costs, loss of business advantage and opportunities, potential liability under confidentiality obligations with third parties and potential civil and criminal penalties.

(b) Obligation to Maintain Confidentiality. The Participant acknowledges that the information, observations and data obtained by the Participant during the course of the Participant’s service with the Company Group concerning the business and affairs of the Company Group, including, but not limited to, information concerning acquisition opportunities in or reasonably related to the business of the Company Group (“Confidential Information”), of which the Participant becomes aware during the Participant’s service with the Company Group are the property of the Company Group.

Therefore, the Participant agrees not to disclose to any unauthorized Person or use for Participant’s own account any Confidential Information without the Board’s written consent, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of the Participant’s acts or omissions in breach of this Agreement, (ii) were known by the Participant prior to the Participant’s commencement of service with the Company Group (other than Confidential Information disclosed to the Participant in confidence in connection with the Participant’s employment with Company or another member of the Company Group), or (iii) is required to be disclosed pursuant to any applicable law or court order. The Participant agrees to deliver to the Company upon the Participant’s termination of service with the Company Group, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company Group (including, without limitation, all acquisition prospects, lists and contact information) or containing Confidential Information which he may then possess or have under his control.

(c) Third Party Information. The Participant understands that the Company Group will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the part of the Company Group to maintain the confidentiality of such information and to use it only for certain limited purposes. The Participant will hold Third Party Information in strictest confidence and will not disclose to anyone (other than personnel, consultants, attorneys, accountants and other advisors of the Company Group who need to know such information in connection with their work for the Company Group) or use such Third Party Information, except to the extent that (i) such Third Party Information shall have become generally known to and available for use by the public other than as a result of Participant’s acts or omissions in breach of this Agreement, (ii) such Third Party Information is required to be disclosed pursuant to any applicable law or court order, or (iii) the disclosure of such Third Party Information is expressly authorized by the Board in writing.

(d) Inventions and Patents. The Participant hereby assigns to the Company Group all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (i) are or were conceived, reduced to practice, developed or made by the Participant while employed by, or in service to, the Company Group and (ii) that (A) relate to the actual or anticipated business, research and development or existing or future products or services of the Company Group, or (B) are or were conceived, reduced to practice, developed or made using any of the equipment, supplies, facilities, assets or resources of the Company Group (including, but not limited to, any intellectual property rights) (“Work Product”). The Participant shall promptly disclose such Work Product to the Company Group and perform all actions reasonably requested by the Company Group to establish and confirm the Company Group’s ownership thereof (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

(e) Noncompetition, Nonsolicitation and Nondisparagement. The Participant acknowledges that in the course of the Participant’s service with Company Group the Participant will become familiar with trade secrets and other confidential information concerning the Company Group and that the Participant’s services will be of special, unique and extraordinary value to the Company and the other members of the Company Group. Therefore, the Participant agrees that:

(i)

From the Date of Grant specified above through the first (1st) anniversary of the termination of the Participant’s service with the Company Group (the “Restricted Period”), the Participant shall not, anywhere in the world, directly or indirectly (A) own, manage, control, participate in, consult with, render services for, or in any manner engage in any business that is a Competing Business as of the relevant date of determination, (B) interfere with any business relation of the Company Group, or (C) usurp any business opportunity of the Company Group that the Participant learned of while providing services to the Company Group or while a party to this Agreement. Nothing herein shall prohibit the Participant from being a passive owner of not more than 5% of the outstanding stock of any class of any entity that is publicly traded, so long as the Participant has no active participation in the business of such entity. For purposes of this Agreement, the relevant date of determination shall mean (A) the date upon which the Participant commences to engage in such activity with respect to any activity commenced during the Participant’s employment with or other service to the Company Group, or (y) the date of termination of the Participant’s service with the Company Group (the “Termination Date”) with respect to any activity the Participant commences to engage in after the Termination Date.

(ii)

During the Restricted Period, the Participant shall not directly or indirectly through another entity (A) induce or attempt to induce any employee of the Company Group to leave the employ of any member of the Company Group or (B) hire any such employee or any person who was employed by or providing services for the Company Group at any time during the twelve (12) months preceding the commencement of the Restricted Period.

(iii)

During the Participant’s service to the Company Group and continuing after the termination of such service (regardless of the reason for such termination), the Participant will not, whether in private or in public including through social media, whether directly or indirectly, make, publish, encourage, ratify or authorize, or assist or enable any other person or entity to make, authorize, ratify or publish, any statements that in any way defame, criticize, malign, impugn, reflect negatively on, or disparage any of member of the Company Group or investors, or their respective employees, directors, officers or managers, or that place any such persons or entities in a negative light in any manner whatsoever.

(f) Reporting Exception. Nothing in this Agreement prohibits the Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, or making other disclosures, that are protected under the whistleblower provisions of federal law or regulation (or similar state laws). The Participant will not need the prior authorization of the Committee to make any such reports or disclosures and the Participant will not be required to notify the Company that the Participant has made such reports or disclosures, provided, that nothing shall waive any attorney client or similar privilege of the Company Group. Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Participant from exercising protected rights to the extent that such rights cannot be waived by agreement. The Participant will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by any of the Company Group for reporting a suspected violation of law, the Participant may disclose the Company Group’s trade secrets to the Participant’s attorney and use the trade secret information in the court proceeding if the Participant (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

(g) Enforcement and Acknowledgments.

(i)

If, at the time of enforcement of the provisions of this Exhibit B, a court or an arbitrator shall hold that the duration, scope or area restrictions stated therein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because the Participant’s services are unique and because the Participant has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of the provisions of this Exhibit B. Therefore, in the event a breach or threatened breach of this Agreement, the Company Group and its successors or permitted assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(ii)

The Participant acknowledges, both on his or her behalf and on behalf of his or her successors and assigns), that the Option is subject to the Plan including, but not limited to, Article 11 thereof and that the provisions of this Exhibit B are in consideration of the grant of the Option hereunder, the Common Stock issuable upon the exercise thereof and additional good and valuable consideration as set forth in this Agreement. In addition, the Participant agrees and acknowledges that the restrictions contained in this Exhibit B do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant’s ability to earn a living. In addition, the Participant acknowledges (A) that the Business is and will be international in scope and without geographical limitation, (B) notwithstanding the state of incorporation or principal office of the Company or any other member of the Company Group, it is expected that the Company Group have and will have business activities and valuable business relationships within its industry throughout the world, and (C) as part of his or her responsibilities, the Participant may be traveling around the world in furtherance of the Company Group’s business and relationships. The Participant agrees and acknowledges that the potential harm to the Company Group of the non-enforcement of this Exhibit B outweighs any potential harm to the Participant of their enforcement by injunction or otherwise. The Participant acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Participant by this Agreement (including, but not limited to, this Exhibit B), and is in full accord as to their necessity for the reasonable and proper protection of Confidential Information. The Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

(h) Remedies. The Participant agrees that, in the event of any actual or threatened breach by the Participant of any covenant set forth in this Agreement and/or this Exhibit B, upon written notice from the Company, (i) the Option (including, any Common Stock issued or issuable upon the exercise thereof (whether held by the Participant, his or her estate or any transferee) shall automatically be forfeited, terminated and cancelled for no consideration whatsoever and without any further action by the Company, and (ii) any amounts previously paid to the Participant (or his or her estate or any transferee) with respect to the Option or any Common Stock issued or issuable upon the exercise thereof shall be repaid immediately to the Company.

(i) Relief. The Participant further acknowledges that the other members of the Company Group are third party beneficiaries of the Agreement and this Exhibit B and will be irreparably harmed if such covenants are not specifically enforced. Accordingly, the Participant agrees that in addition to any other relief to which the Company Group may be entitled, in law or equity, they shall be entitled to obtain injunctive relief (without the requirement of posting a bond or other security) from a court of competent jurisdiction, for the purpose of restraining the Participant from an actual or threatened breach of any such covenants. Participant also acknowledges that the remedies afforded pursuant to this paragraph (i) are not exclusive, nor shall they preclude any member of the Company Group from seeking or receiving any other relief, including without limitation, any form of monetary or other equitable relief. Upon the reasonable request by any member of the Company Group, the Participant shall provide reasonable assurances and evidence of compliance with the terms of this Agreement and this Exhibit B. In the event that injunctive relief or specific enforcement of the Participant’s obligations hereunder is required, the Participant will (i) indemnify and hold the Company Group harmless with respect to any damages (whether actual or otherwise), actions, losses, costs and liabilities arising from the Participant’s breach of the Participant’s obligations under the Agreement or this Exhibit B, including providing an accounting (and provide such information as is reasonably necessary for the Company to create or confirm such accounting) and disgorging any profits, gains or other windfalls resulting directly or indirectly from such breach, and (ii) reimburse or pay on demand the Company Group, as applicable, for fees and costs incurred by them (including, without limitation, reasonable attorneys’ fees and costs) in obtaining such injunctive relief or specific enforcement and/or in seeking such damages.

(j) Definitions. For purposes of this Exhibit B, the following definitions are applicable:

“Business” means, at the relevant time, the licensing, acquisition, development, commercialization, distribution and lifecycle management of pharmaceutical products in those therapeutic areas in which the Company Group is materially engaged.

“Competing Business” means any business that competes with the Business.

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